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                                                                   EXHIBIT 23.1


              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

We consent to the use in the Registration Statement No. 333-23013 of MiniMed Inc. on Form S-3 of our report dated January 17, 1997 (February 20, 1997 as to the last paragraph of note 3) appearing in the Prospectus, which is a part of that Registration Statement, to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus, and the incorporation by reference of our report dated January 17, 1997 (February 20, 1997 as to the last paragraph of note 3) appearing in this annual report on Form 10-K of MiniMed Inc. for the year ended December 27, 1996.

Our audits of the financial statements referred to in our aforementioned report also included the financial statements schedule of MiniMed Inc., listed in Item
14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material aspects the information set forth therein.


/s/ Deloitte & Touche LLP

Los Angeles, California
March 21, 1997